EXHIBIT NO. 10.157



              NEPAL AGENCY AND RETENTION AGREEMENT


                              among


            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                INTERNATIONAL FINANCE CORPORATION


   DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH


              WILMINGTON TRUST COMPANY, as Trustee,


                               and


                  NEPAL GRINDLAYS BANK LIMITED




                  Dated as of the Closing Date
                        TABLE OF CONTENTS



     ARTICLE 1
     DEFINITIONS AND PRINCIPLES OF CONSTRUCTION                       2

     ARTICLE 2
     APPOINTMENT OF AGENT
     ESTABLISHMENT OF THE TRUST AND THE NEPAL RETENTION ACCOUNT

          Section 2.1  Acceptance of Appointment of Agent             2
          Section 2.2  Establishment of Nepal Retention Account       2
          Section 2.3  Security Interest in the Nepal
                       Retention Account                              4
          Section 2.4  Establishment of the Nepal Holding Account     4
          Section 2.5  Rupee Deposits                                 4

          ARTICLE 3
          DEPOSITS INTO THE NEPAL RETENTION ACCOUNT

          Section 3.1  Nepal Retention Account Deposits                5
          Section 3.2  Sub-Account Deposits                            5

     ARTICLE 4
     WITHDRAWALS FROM ACCOUNTS AND FUNDING REQUIREMENTS

          Section 4.1  Mandatory Withdrawals                           7
          Section 4.2  Nepal Operations and Maintenance
                       Sub-Account Withdrawals                         8
          Section 4.3  Nepal Dollar Sub-Account                        8
          Section 4.4  No other Rights of Withdrawal                   8

     ARTICLE 5
     REMEDIES ON DEFAULT

          Section 5.1  Action by the Agent                              8

     ARTICLE 6
     THE AGENT

          Section 6.1  Appointment of Agent; Powers and Immunities      8
          Section 6.2  Reliance by Agent                                9
          Section 6.3  Resignation or Removal of Agent                  9
          Section 6.4  Court Orders                                     9

     ARTICLE 7
     EXPENSES;  INDEMNIFICATION; FEES

          Section 7.1  Expenses                                         9
          Section 7.2  Indemnification                                 10
          Section 7.3  Fees                                            10

     ARTICLE 8
     SATISFACTION AND DISCHARGE OF TRUST

          Section 8.1  Satisfaction and Discharge of Trust            10

     ARTICLE 9
     PARTICULAR COVENANTS

          Section 9.1  Reporting Requirements                         11
          Section 9.2  Nepal Payment Requisitions, Etc.               11
          Section 9.3  Other Notices                                  12
          Section 9.4  Business Days                                  12


     ARTICLE 10
     REPRESENTATIONS AND WARRANTIES

          Section 10.1  Representations and Warranties of the
                        Company                                       12
          Section 10.2  Representations and Warranties of Nepal
                        Grindlays Bank Limited                        13

          ARTICLE 11
          MISCELLANEOUS PROVISIONS

          Section 11.1  Successors or Assigns                         14
          Section 11.2  Notices                                       14
          Section 11.3  Counterparts                                  15
          Section 11.4  Governing Law; Dispute Resolution             15
          Section 11.5  No Waiver; Cumulative Remedies                17
          Section 11.6  Severability                                  17
          Section 11.7  Communications                                17
          Section 11.8  Amendments                                    17
          Section 11.9  Concerning the Trustee                        17

SCHEDULE A
          FORM OF NEPAL PAYMENT REQUISITION                          A-1

SCHEDULE B
          FORM OF NEPAL DEPOSIT CERTIFICATE                          B-1

SCHEDULE C
          PROCEDURE FOR CONVERSION OF RUPEES TO DOLLARS              C-1

SCHEDULE D
          FEE SCHEDULE                                               D-1



              NEPAL AGENCY AND RETENTION AGREEMENT


      NEPAL AGENCY AND RETENTION AGREEMENT, dated as of the Closing Date (this "Agreement"), among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company registered under the Nepalese Company Act, 2021 (the "Company"), INTERNATIONAL FINANCE CORPORATION, an international organization organized and existing by virtue of the Articles of Agreement among its member countries ("IFC"), DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG") (IFC and DEG hereinafter being collectively referred to as the "Lenders" and individually as a "Lender"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Trustee under the Trust and Retention Agreement, as Trustee (the "Trustee"), and NEPAL GRINDLAYS BANK LIMITED, a commercial bank of Nepal, as agent for the Trustee (the "Agent").



                     PRELIMINARY STATEMENTS

      The Company has been granted the right to build, own and operate a 36 MW (nominal net) hydroelectric power plant in the Sindhupalchok District in Nepal.

     IFC is willing to provide financing for the Project pursuant to the terms of that certain IFC Investment Agreement dated as of
the   Closing  Date,  between  the  Company  and  IFC  (the  "IFC
Investment Agreement").

     DEG is willing to provide financing for the Project pursuant to the terms of that certain DEG Investment Agreement dated as of
the   Closing  Date,  between  the  Company  and  DEG  (the  "DEG
Investment Agreement").

      The  Company,  IFC and DEG have entered into  that  certain
Investment  Agreement General Conditions dated as of the  Closing
Date (the "General Conditions").

      The Company has granted to the Trustee, for the benefit of the Lenders, a security interest in all of the Company's assets, including the accounts created in accordance with this Agreement. The Trustee desires to appoint Nepal Grindlays Bank Limited to act as its agent hereunder to hold and administer such accounts and protect the interests of the Trustee therein, and Nepal Grindlays Bank Limited desires to act as the Trustee's agent pursuant to this Agreement.

      It is a condition precedent to the obligations of each of IFC and DEG under the Investment Agreement that this Agreement shall have been entered into by the parties hereto.

                 NOW, THEREFORE, IT IS AGREED:


                           ARTICLE 1

           DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

      For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule A to the General Conditions and (ii) the principles of construction set forth in Schedule A to the General Conditions shall apply.


                           ARTICLE 2

                      APPOINTMENT OF AGENT
   ESTABLISHMENT OF THE TRUST AND THE NEPAL RETENTION ACCOUNT

     Section 2.1  Acceptance of Appointment of Agent.

      (a) Nepal Grindlays Bank Limited hereby agrees to act as the Agent hereunder, in accordance with the terms set forth herein, and to accept all cash, payments and other amounts delivered to or held by the Agent pursuant to the terms of this Agreement. The Agent shall hold and safeguard the Nepal Retention Account during the term of this Agreement and, as agent of the Trustee, shall treat the funds in the Nepal Retention Account as funds owned and pledged by the Company to the Lenders or to the Trustee for the benefit of the Lenders pursuant to the Security Documents, to be held in the custody of the Agent, as agent of the Trustee, as trustee solely for the benefit of the Lenders, in trust in accordance with the provisions of this Agreement and the Trust and Retention Agreement.

      (b) Neither the Company nor any Affiliate of the Company shall have any rights against the Agent or its officers, employees, agents or representatives hereunder (other than rights which may arise against Nepal Grindlays Bank Limited as a result of its or the Agent's gross negligence (or, in the case of handling of funds by the Agent, simple negligence) or willful misconduct, or a breach of its covenant set forth in Section 2.2(f) hereof, or a material inaccuracy of any representation and warranty set forth in Section 10.2 hereof), including, without limitation, any right to direct the Agent to distribute or allocate any funds in the Nepal Retention Account, except as otherwise provided elsewhere in this Agreement and except for funds in the Nepal Holding Account.

     Section 2.2  Establishment of Nepal Retention Account.

      (a) The Agent hereby establishes in the Company's name a special, segregated and irrevocable cash account (which constitutes security for the benefit of the Lenders) with the Agent at its office in Kathmandu, Nepal entitled "Bhote Koshi
Power Company Private Limited Nepal Retention Account" (the "Nepal Retention Account") (Account Number 1010215481001) and the following sub-accounts:

                       (i)   a sub-account entitled "Bhote  Koshi
                 Power Company Private Limited Nepal Operations and Maintenance Sub-Account" (Account Number 1010215481002) (the "Nepal Operations and Maintenance Sub-Account");

                       (ii)  a sub-account entitled "Bhote  Koshi
                 Power Company Private Limited Nepal Reserve Sub-
                 Account"  (Account  Number  1010215481003)  (the
                 "Nepal Reserve Sub-Account");

                       (iii)      a  sub-account entitled  "Bhote
                 Koshi Power Company Private Limited Dollar Account" (Account Number 1010215481051) (the "Nepal Dollar Sub-Account") which shall be a Dollar-denominated account); and

                       (iv)  a sub-account entitled "Bhote  Koshi
                 Power  Company Private Limited Nepal Petty  Cash
                 Sub-Account"   (Account  Number   1010215481004)
                 (the "Nepal Petty Cash Sub-Account").

      (b) All right, title and interest in and to the Nepal Retention Account and the funds in the Nepal Retention Account shall be vested in the Agent, as agent of the Trustee, for the benefit of the Lenders and, upon (i) payment in full of all
Obligations owing to each of the Lenders and termination of all obligations of each of the Lenders under the Loan Documents, and
(ii) a period of one hundred twenty (120) days (or such other period as may be applicable with respect to preference or similar periods under applicable bankruptcy, insolvency or similar laws) has elapsed since the condition set out in clause (i) is satisfied without any court determining that the Company is insolvent or, if such determination is made within that time, the Lenders are reasonably satisfied that no payment made to each of the Lenders or the Trustee by the Company will be set aside as a consequence thereof under any law relating to bankruptcy, insolvency or similar matters, for the benefit of the Company. Amounts deposited in the Nepal Retention Account shall be applied by the Agent as provided in this Agreement.

      (c) The Agent shall deposit all amounts received by the Agent in Rupees in respect of the Company or the Project into the Nepal Retention Account on the day such amounts are received. Further, the Agent shall deposit all amounts received by the Agent in Rupees by way of transfer to the Agent from the Offshore Retention Account (after conversion of Dollars so transferred into Rupees at the prevailing market rate), unless instructed by the Trustee to deposit the same in Dollars in the Nepal Dollar Sub-Account, into the Nepal Retention Account on the day such amounts are received. Subject to Section 3.2 hereof, all Rupees in the Nepal Retention Account shall, to the extent possible, be invested in the name of the Agent in such Cash Equivalents denominated in Rupees as the Company directs in writing. Subject to Section 3.2 hereof, all Dollars in the Nepal Dollar Sub-Account shall, to the extent possible, be invested in the name of the Agent in such Cash Equivalents denominated in Dollars as the Company directs in writing. Failing such direction or in the event the Agent shall be unable to invest any or all of such monies in such Cash Equivalents, the Agent shall invest such monies daily on an overnight basis in accordance with normal business practices of the Agent and standing instructions to be delivered to the Agent by the Trustee from time to time. Interest and other income gained or earned in respect of any monies deposited in any sub-account shall be deposited in the same sub-account.

     (d) The Agent shall (i) within five (5) Business Days after receipt of written request by the Trustee, the Company or either of the Lenders, provide the Trustee, the Company or such Lender with such information as the Trustee, the Company or such Lender may specify regarding all Cash Equivalents (including, without limitation, categories, amounts, maturities and issuers) and any other investments made by the Agent pursuant hereto and (ii) upon the written request and at the expense of the Company, arrange with the Company for a mutually convenient time for a financial officer or an authorized representative of the Auditors to visit the office of the Agent to examine and take copies of records relating to and instruments evidencing the Cash Equivalents held by the Agent pursuant hereto.

      (e) The Company shall forthwith from time to time upon request of the Agent deliver to the Agent such resolutions, mandates, authorities, documents, specimen signatures and other matters as the Agent may require and which are for the time being in effect to enable the Nepal Retention Account, including all sub-accounts, to be opened, maintained and operated in accordance with this Agreement. The Company shall notify the Agent (with copies to the Trustee and each of the Lenders) of any changes or additions to the Company's authorized signatories, and such notice shall be given prior to the implementation of such changes or additions hereunder.

      (f) Each of Nepal Grindlays Bank Limited, individually and as Agent, and the Trustee agree, for the benefit of the Lenders and the Company, that it will not create or incur any Lien (i) upon or with respect to the Nepal Retention Account, except the Lien of this Agreement and the other Security Documents, or (ii) upon or with respect to the Nepal Holding Account (as such term is defined in Section 2.4 hereof), and that it shall take such action, at its own expense, as shall be necessary to duly discharge any such Lien.

      Section 2.3 Security Interest in the Nepal Retention Account. The Company has pledged and granted to the Trustee, for the benefit of the Lenders, a first priority charge over, security interest in and Lien on all of the Company's right, title and interest in and to the Nepal Retention Account, and all cash, investments and securities at any time on deposit therein, as security for the payment of the Obligations. The Trustee hereby appoints Nepal Grindlays Bank Limited as its agent for the purpose of carrying out the Trustee's obligations under the Security Documents in respect of the Nepal Retention Account and for the purpose of perfecting the security interest of the Lenders in and to the Nepal Retention Account and all cash at any time on deposit in the Nepal Retention Account.

      Section 2.4 Establishment of the Nepal Holding Account. The Agent hereby establishes in the Company's name a special and segregated account with the Agent at its office in Kathmandu, Nepal entitled "Bhote Koshi Power Company Private Limited Nepal Holding Account" (the "Nepal Holding Account"). The Agent shall withdraw from time to time, strictly in accordance with the written directions of the Trustee, Rupees on deposit in the Nepal Reserve Sub-Account and transfer such Rupees to the Nepal Holding Account. The Holding Account shall not be subject to any Lien in favor of, or subject to any restriction whatsoever benefiting, the Lenders and amounts deposited in the Nepal Holding Account may be used by the Company for any purpose the Company wishes.
The Agent shall apply amounts on deposit in the Nepal Holding Account from time to time as directed by the Company in a written notice to the Agent.

      Section 2.5 Rupee Deposits. If any excess Rupee amount (excluding Rupees deposited in the Nepal Reserve Sub-Account) is not converted to Dollars or other convertible currencies within ninety (90) days of deposit in the Nepal Retention Account under circumstances in which Nepal Rastra Bank, HMGN or another Governmental Authority in Nepal having power to regulate foreign exchange is not generally permitting conversion of Rupees into Dollars or other convertible currencies or remittance thereof in order to pay obligations denominated in convertible currencies, the Designee, at the request of the Lenders, shall withdraw and transfer to the Lenders such excess Rupee amount. Upon receiving Rupees pursuant to this Section 2.5, the Lenders will, if they are able, convert such Rupees to Dollars or other convertible currencies and apply such amount to pay Obligations owing to the Lenders from time to time in accordance with the terms of the Intercreditor Agreement.



                           ARTICLE 3

                         DEPOSITS INTO
                  THE NEPAL RETENTION ACCOUNT

      Section 3.1 Nepal Retention Account Deposits. All amounts received by the Agent in respect of the Company or the Project shall be deposited on the day of receipt into the Nepal Retention Account. The Company agrees to cause all amounts payable in Rupees to or for the benefit of the Company (including, without limitation, all revenues under the PPA and all refunds of import duties received by the Company in Rupees) to be made directly to the Agent for deposit in the Nepal Retention Account. In the event that, notwithstanding the foregoing, any such payments in Rupees or other amounts denominated in Rupees are received by the Company, or if the Company shall draw funds available under the NEA Letter of Credit, the Company shall promptly pay, endorse, transfer and deliver such payments, other amounts, or funds, to the Agent for deposit in the Nepal Retention Account, and, until such delivery, the Company shall hold such payments and other amounts, as the case may be, in the same form as received in trust for the Agent.

     Section 3.2  Sub-Account Deposits.

      (a) The Agent shall notify the Trustee of each deposit of funds received under the PPA from NEA (or from HMGN, as guarantor of NEA's payment obligations under the PPA). Subject to Section
5.1 hereof, on or before the Commercial Operation Date and at least five (5) days prior to the first day of each Quarter thereafter, provided the Trustee has received a properly completed Debt Service and Reserve Deposit Certificate in accordance with the Trust and Retention Agreement (or a Correction Notice), the Trustee shall instruct the Agent to make the following transfers, in the amounts specified by the Trustee in a Nepal Deposit Certificate in the form of Schedule B hereto:

                     (i)  for deposit in the Nepal Operations and
               Maintenance Sub-Account, an amount equal to (A) the product of (x) Operating and Maintenance Costs payable in Rupees budgeted for the following Quarter in the Annual Budget, multiplied by (y) 1.10, minus (B) the amount then on deposit in the Nepal Operations and Maintenance Sub-Account;

                     (ii) after making any withdrawal required on
               such date pursuant to paragraph (i), for deposit in the Nepal Reserve Sub-Account an amount equal to the number of Rupees required to be deposited in the Nepal Operations and Maintenance Sub-Account pursuant to clause (i) above.

      (b) If funds on deposit in the Nepal Retention Account are insufficient to make some or all of the deposit into the Nepal Operations and Maintenance Sub-Account specified in paragraph (i) above, then funds in the amount of such shortfall shall be withdrawn from the Nepal Reserve Sub-Account and transferred to the Nepal Operations and Maintenance Sub-Account and, following each subsequent deposit in the Nepal Retention Account of funds received under the PPA during such Quarter, the Agent shall withdraw from the Nepal Retention Account and deposit in the Nepal Operations and Maintenance Sub-Account any remaining shortfall. (The Agent shall within one (1) Business Day provide the Trustee with notice of any such shortfall and any transfers from the Nepal Reserve Sub-Account or the Nepal Retention Account made to cover such shortfall).

      (c) At least five (5) days prior to the first day of each Quarter prior to the Commercial Operation Date, the Trustee shall instruct the Agent to withdraw from the Nepal Retention Account and transfer to the Nepal Petty Cash Sub-Account, after making any withdrawals required pursuant to paragraphs (a) and (b) above, the amount specified by the Trustee in a Nepal Deposit Certificate, which amount shall be the lesser of (i) Seventy-five Thousand Dollars ($75,000) or (ii) such amount as equals Seventy-five Thousand Dollars when added to any amount that would otherwise be on deposit in the Nepal Petty Cash Sub-Account on the first day of the applicable Quarter. During each Quarter, the Company shall be permitted to withdraw from such Nepal Petty Cash Sub-Account an amount not to exceed $75,000. Any funds remaining in the Nepal Petty Cash Sub-Account on the Commercial Operation Date shall be deposited in the Nepal Retention Account.

      (d) All funds received from NEA under the PPA in excess of the amounts directed by the Trustee to be deposited in the Nepal Operations and Maintenance Sub-Account or the Nepal Reserve Sub-Account, all funds in excess of the amounts directed by the Trustee to be deposited in the Nepal Petty Cash Sub-Account, and all other amounts received by the Agent in respect of the Company or the Project, shall be held in the Nepal Retention Account, converted by the Agent into Dollars, or if Dollars are unavailable, other convertible currencies, at the earliest possible date, in accordance with the procedures set forth in Schedule C, and except Dollars required to be deposited in the Nepal Dollar Sub-Account pursuant to paragraph (e) below, and provided the Agent has received any necessary Governmental Approvals (which Governmental Approvals shall be obtained by the Company, with the Agent hereby agreeing to reasonably cooperate in connection therewith), transferred to the Trustee for deposit in the Offshore Retention Account. If any such Rupees have not been converted into Dollars or other convertible currencies and transferred to the Trustee within ninety (90) days of the date such Rupees are deposited under circumstances in which Nepal Rastra Bank, HMGN or another Governmental Authority in Nepal having power to regulate foreign exchange is not generally permitting conversion of Rupees into Dollars or other convertible currencies or remittance thereof in order to pay obligations denominated in convertible currencies, the Trustee may direct the Agent to withdraw and transfer to the Lenders such Rupees, and the Agent shall, to the extent that it is able to do so under applicable law, make such transfer. Upon receiving Rupees pursuant to this Section 3.2(d), the Lenders will, if they are able, convert such Rupees into Dollars or other convertible currencies and apply such amount to pay Obligations owing to the Lenders from time to time in accordance with the terms of the Intercreditor Agreement.

      (e) Upon receipt from time to time of notice from the Trustee that Dollars are to be deposited in the Nepal Dollar Sub-Account, the Agent shall deposit the number of Dollars specified in the Trustee's notice in the Nepal Dollar Sub-Account, when and as Rupees are converted to Dollars in accordance with the procedures set forth in Schedule C.


                           ARTICLE 4

                   WITHDRAWALS FROM ACCOUNTS
                    AND FUNDING REQUIREMENTS

      Section 4.1 Mandatory Withdrawals. Upon receipt of notice from the Trustee of the occurrence of a Special Buyout Event, the Agent shall not pay to the Company or any other Person other than the Lenders any amounts held by the Agent pursuant to this Agreement; provided, however, that the Agent shall continue to make withdrawals from the Nepal Operations and Maintenance Sub-Account in accordance with Section 4.2 hereof and from the Nepal Dollar Sub-Account in accordance with Section 4.3 hereof.

      Section 4.2 Nepal Operations and Maintenance Sub-Account Withdrawals. Within two (2) Business Days following a request of the Company pursuant to a Nepal Payment Requisition in the form of Schedule A hereto, the Agent shall withdraw from the Nepal Operations and Maintenance Sub-Account the amounts set forth in such Nepal Payment Requisition and transfer such amounts to the payees specified therein.

      Section 4.3 Nepal Dollar Sub-Account. Within two (2) Business Days following a request of the Company pursuant to a Nepal Payment Requisition, the Agent shall withdraw from the Nepal Dollar Sub-Account the amounts set forth in such Nepal
Payment Requisition and transfer such amounts to the payees specified therein.

      Section 4.4 No other Rights of Withdrawal. Except as specifically set forth in Sections 3.2(c), 4.2 and 4.3 hereof, the Company shall have no right to request that the Agent withdraw and transfer funds in the Nepal Retention Account.


                           ARTICLE 5

                      REMEDIES ON DEFAULT

      Section 5.1 Action by the Agent. If the Agent receives a Notice of Default from the Trustee or either of the Lenders specifying that an Event of Default of the Company has occurred under the Investment Agreement, the Agent shall take such action or shall refrain from taking such action with respect to such Event of Default as the Agent shall be directed in writing by the Trustee or either of the Lenders. Without limiting the foregoing, the Agent shall accumulate all monies then held by the Agent and, unless the Trustee or either of the Lenders shall otherwise direct in writing, shall not pay to the Company or any other Person other than the Trustee any monies held by the Agent pursuant to this Agreement.


                           ARTICLE 6
                           THE AGENT

      Section 6.1 Appointment of Agent; Powers and Immunities. The Trustee hereby appoints and authorizes Nepal Grindlays Bank Limited to act as its agent hereunder, with such powers as are expressly delegated to the Agent by the terms of this Agreement. The Agent shall not bear any duties or responsibilities except those expressly set forth in this Agreement.

     Section 6.2 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or tested telex) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the Person or Persons purporting to sign or send such certificate, notice or other document, and shall have no liability for its actions taken thereupon, unless due to the Agent's willful misconduct or gross negligence.

      Section 6.3 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Trustee, each of the Lenders and the Company. The Agent may be removed at any time with or without cause by the Trustee (with the concurrence of either of the Lenders). Upon any such resignation or removal, the Trustee shall appoint a successor Agent with the prior written consent of the Lenders, or, if the Trustee shall fail to do so within sixty (60) days, the Lenders shall appoint a successor Agent, and thereafter, the retiring Agent shall be relieved of its obligations hereunder. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall promptly transfer the Nepal Retention Account and the Nepal Holding Account to the possession or control of the successor Agent. If the Lenders also fail to appoint a successor Agent within an additional sixty (60) day period following the aforesaid sixty (60) day period, the Agent shall be relieved of its obligations hereunder and will hold any amounts remaining in the Nepal Retention Account at the disposal of the Trustee.

      Section 6.4 Court Orders. The Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Agent, provided the Agent has notified the Trustee of any such writ, order, judgment or decree and the Agent's actions in connection therewith. The Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Agent's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.


                           ARTICLE 7

                EXPENSES;  INDEMNIFICATION; FEES

      Section 7.1 Expenses. The Company agrees to pay or reimburse within thirty (30) days of demand therefor all reasonable out-of-pocket expenses of the Agent in respect of, or incident to, the preparation, execution and delivery of this Agreement, the administration of this Agreement, the Nepal Retention Account (including currency conversion costs) and the Nepal Holding Account, the enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement, provided that any such demand is accompanied by such supporting documentation as may be reasonably requested by the Company.

       Section 7.2 Indemnification. The Company agrees to indemnify and hold harmless the Agent, its directors, officers, employees, agents and representatives (the Agent and its directors, officers, employees, agents and representatives each an "Indemnified Party") from and against any and all claims, losses and liabilities growing out of or resulting from or in any way related to this Agreement and the transactions hereunder (including, without limitation, enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Party's gross negligence or willful misconduct or, in the case of handling of funds, simple negligence of the Agent).

      Section 7.3 Fees. The Company agrees to pay to the Agent the fees set forth in the Fee Schedule attached hereto as Schedule D. Such Fee Schedule shall be subject to review and amendment by the Agent every second (2nd) anniversary of the date hereof; provided, however, that any amendments to the Fee Schedule shall be subject to the mutual agreement of the parties hereto and to the prior written consent of the Lenders.


                           ARTICLE 8

              SATISFACTION AND DISCHARGE OF TRUST

      Section 8.1 Satisfaction and Discharge of Trust. Upon delivery to the Agent of a certificate signed by the Trustee and the Lenders stating that all conditions precedent to the satisfaction and discharge of this Agreement and the other Security Documents have been complied with, this Agreement shall cease to be of further effect, and the Agent, at the cost and expense of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Agreement and shall transfer all funds, if any, in the Nepal Retention Account or the Nepal Holding Account to the Company at such place and in such manner to be specified in writing by the Company.



                           ARTICLE 9

                      PARTICULAR COVENANTS

     Section 9.1  Reporting Requirements.

      (a) The Agent shall, on a monthly basis and at such other times as the Trustee, the Lenders or the Company may from time to time reasonably request, provide to the Trustee, each of the Lenders and the Company account balance statements in respect of the Nepal Retention Account.

      (b) On the fifth Business Day of each Contract Month, as such term is defined in the PPA, the Agent shall notify the Trustee, each of the Lenders and the Company if it has not received the monthly payment by NEA under the PPA for the preceding Contract Month.

      (c) The Agent shall give notice to the Trustee and the Company of funds received by the Agent in respect of the Company or the Project, specifying the amount of such payment, the date of receipt and the name of the payor. If any such funds are received by 12:00 noon on any Business Day, the Agent shall give the aforesaid notice on such Business Day. If any such funds are received after 12:00 noon on any Business Day, the Agent shall give the aforesaid notice on the next following Business Day.

     Section 9.2  Nepal Payment Requisitions, Etc.

      (a) Any notice, request or requisition given to the Agent shall be in writing and shall state the date of the requested transfer, withdrawal, deposit or payment, the amount, source and disposition of any such funds.

      (b) The Agent shall rely on each Nepal Payment Requisition properly completed and signed by an Authorized Officer of the Company and each Nepal Deposit Certificate, Notice of Default or other notice delivered by the Trustee.

     Section 9.3 Other Notices. The Agent shall promptly notify the Trustee of any matter of which the Agent becomes aware in the course of the performance of its obligations under this Agreement that may, in the opinion of the Agent, be of concern to the Trustee or the Lenders.

      Section 9.4 Business Days. If any transfer, withdrawal, deposit or payment of any funds by the Agent is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit or payment shall be made or taken on the next succeeding Business Day.


                          ARTICLE 10

                 REPRESENTATIONS AND WARRANTIES

     Section 10.1  Representations and Warranties of the Company.
The Company represents and warrants that as of the date hereof:

      (a)   it  has  the  power to open and  maintain  the  Nepal
Retention Account, including all sub-accounts, and the Nepal Holding Account and has taken all necessary corporate and other action required to authorize the opening and maintenance thereof upon the terms referred to herein and the execution and delivery of all such documents as are necessary for the purpose thereof;

      (b) except for the approval of the Nepal Rastra Bank for the establishment of the Nepal Retention Account and the Nepal Holding Account and the remittance of foreign currency to and from the Offshore Retention Account and the Nepal Retention Account (including all sub-accounts) and the Nepal Holding Account, all of which have been obtained and are in full force and effect and those which have been listed in Schedule 4.1(d) of the General Conditions, it is not necessary to permit the performance of or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the assignment, charge, security interest and Lien on the Collateral created by this Agreement, that this Agreement be filed, recorded or enrolled with any Governmental Authority;

      (c) all consents, licenses, approvals or authorizations of or declarations to or registrations with Governmental Authorities and the payment of all stamp duties and other transaction taxes required to make this Agreement and the Nepal Retention Account and the Nepal Holding Account and the assignment, charge, security interest and Lien on the Nepal Retention Account created under this Agreement and the Security Agreement and Assignment legal, valid and enforceable as a first assignment, charge, security interest and Lien over the Nepal Retention Account and admissible in evidence, and to enable it lawfully to enter into and perform its obligations hereunder and thereunder, have been obtained or made and are in full force and effect; and

       (d) this Agreement is effective to create a valid assignment, charge, security interest and Lien over the Nepal Retention Account, constituting in favor of the Agent, as agent for the Trustee, for the benefit of the Lenders, a first priority security interest with respect to the Nepal Retention Account, and all cash, investments and securities at any time on deposit therein, to the exclusion of all other obligations of the Company to its other creditors.

      Section  10.2   Representations  and  Warranties  of  Nepal
Grindlays Bank Limited. Nepal Grindlays Bank Limited, in its individual capacity, hereby represents and warrants that:

      (a) it is a banking corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement, and has full right, power and authority to enter into and perform its obligations as the Agent hereunder;

      (b) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms;

      (c) the execution, delivery and performance of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, or violate any of the terms or provisions of its articles of incorporation, by-laws or other governing documents, or any judgment, decree or order or any law, statute, rule or regulation applicable to it;

      (d) it has obtained all consents, licenses, approvals and authorizations of all Governmental Authorities required under applicable laws, regulations, decrees or orders of or in Nepal (which may legally be obtained as of the date hereof) in connection with its execution, delivery, performance, validity or enforceability of this Agreement, and that such consents, licenses and authorizations are in full force and effect; and

     (e)  it is an authorized foreign exchange dealer in Nepal.



                           ARTICLE 11

                    MISCELLANEOUS PROVISIONS

           Section  11.1  Successors or Assigns.  This  Agreement
shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither the Company, the Trustee nor the Agent may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each of the Lenders may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Commitment or the IFC Loans or the DEG Loan, as the case may be, in accordance with the Investment Agreement.

      Section 11.2 Notices. All notices, demands, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (c) when transmitted by facsimile, upon acknowledgment of receipt by the recipient. Any party may designate from time to time by written notice to the other parties another address to which notices are to be sent.


Addresses:

Bhote Koshi Power Company Private Limited
KHA 1-960
Kalimati, Tahachal
Kathmandu, Nepal
Attn:     Project Manager
Fax: 011 977-1-270027


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
Attention:  Corporate Trust Administration
Tel: (302) 651-8726
Fax: (302) 651-8882


Nepal Grindlays Bank Limited
G.P.O. Box No. 3990
Naya Baneshwor
Kathmandu, Nepal
Attn:     J. Basnyat
     Senior Manager
Fax: (977) 1-226762


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433, United States
Attn:     Director, Power Department
Fax: (202) 974-4307

DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany
Attn:     Infrastructure Department
Fax: 011 49 221 4986 107


      Section 11.3 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 11.4  Governing Law; Dispute Resolution.

      (a) This Agreement shall for all purposes be governed by and construed in accordance with the laws of the Kingdom of Nepal.

      (b) Each of the Agent and the Trustee shall designate in writing to the other party a representative who shall be authorized to resolve any dispute arising under this Agreement in an equitable manner and, unless otherwise expressly provided herein, to exercise the authority of the parties hereto to make decisions by mutual agreement.

                         (i)     If    the   designated
                 representatives are unable to  resolve
                 a  dispute under this Agreement within
                 thirty  (30)  days of the commencement
                 of  discussions, such dispute shall be
                 referred   by   such  representatives,
                 respectively,  to  a  senior   officer
                 designated by the Agent and  a  senior
                 officer  designated by the Trustee  to
                 be  resolved within thirty  (30)  days
                 of the commencement of discussions.

                       (ii) The parties hereto agree to
                 attempt   to   resolve  all   disputes
                 arising  hereunder promptly, equitably
                 and in a good faith manner.

                       (iii)      The  parties  further
                 agree  to  provide  each  other   with
                 reasonable   access   during    normal
                 business   hours  to   any   and   all
                 records,    information    and    data
                 pertaining  to any such dispute  other
                 than  any  confidential  communication
                 between   any  party  and  its   legal
                 advisor(s)   or   any  such   records,
                 information  or data which  any  party
                 has  agreed  with any third  party  to
                 keep confidential.

      (c) In the event that any dispute is unable to be resolved between the parties pursuant to Section 11.4(b) hereof, then such dispute shall be settled exclusively and finally by binding arbitration. It is specifically understood and agreed that any dispute that cannot be resolved between the parties, including any matter relating to the interpretation of this Agreement, shall be submitted to arbitration irrespective of the magnitude thereof, the amount in dispute or whether such dispute would otherwise be considered justiciable or ripe for resolution by any court or arbitral tribunal. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in such arbitration proceeding, which award shall determine whether and when termination of this Agreement, if relevant, shall become effective.

      (d) Each arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules as in effect on Chaitra 17, 2050 (March 30, 1994) except as such Rules conflict with the provisions of this Section 11.4 in which event the provisions of this Section 11.4 shall prevail.

       (e) Each arbitral tribunal shall consist of three arbitrators. Provided there are only two parties to any dispute, each party shall appoint one arbitrator and the third arbitrator shall be appointed by the Secretary General of the Permanent
Court of Arbitration at the Hague. If there are more than two parties to any dispute, each of the parties thereto will work together in good faith to appoint three arbitrators. If the parties are unable to agree on such arbitrators with fifteen (15) days, three arbitrators shall be appointed by the Secretary General of the Permanent Court of Arbitration at the Hague upon the request of any party to the dispute. No arbitrator shall be a present employee or agent of, or consultant or counsel to, any party or any Affiliate of any party.

      (f) Each arbitration shall be conducted in Kathmandu, Nepal, and the parties agree to exclude any right of application to any court or tribunal of competent jurisdiction in connection with any question of law arising in the course of any arbitration in connection with this Agreement.

      (g) The language to be used and all written documents provided in each arbitration shall be English.

      (h) Any decision or award of a majority of an arbitral tribunal appointed pursuant to this Section 11.4 shall be final and binding upon the parties. The Agent, the Trustee and the Company each waives to the extent permitted by law any rights to appeal or any review of such award by any court or tribunal of competent jurisdiction. The Agent, the Trustee and the Company each agrees that a judgment upon any arbitration award may be entered into by any court of competent jurisdiction thereof.

      (i) All arbitration awards shall be denominated in the currency to which such dispute relates, Dollars, Deutsche Marks or Rupees. Interest on the amount to be paid in accordance with the arbitration award at a rate equal to seven percent (7%) per annum shall be due and payable to the prevailing party from the date on which the matter was first submitted to arbitration up to and including the date of payment.

     Section 11.5 No Waiver; Cumulative Remedies. No failure or delay on the part of the Trustee, the Agent or the Lenders in exercising any right, power or privilege hereunder shall impair any such right, power or privilege or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.

     Section 11.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.

     Section 11.7 Communications. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company, which translation shall be the governing version between the Company, the Lenders, the Trustee and the Agent.

     Section 11.8 Amendments. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by all of the parties hereto.

      Section 11.9  Concerning the Trustee.  In acting hereunder,
Wilmington Trust Company shall be afforded all rights, immunities and protections of the Trustee under the Trust and Retention
Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.

                         BHOTE  KOSHI  POWER COMPANY PRIVATE LIMITED



                         By:
                              Name:
                              Title:



                         INTERNATIONAL FINANCE CORPORATION



                         By:
                              Name:
                              Title:    Authorized Signatory



                         DEG-DEUTSCHE INVESTITIONS-und
                         ENTWICKLUNGSGESELLSCHAFT mbH



                         By:
                              Name:
                              Title:    Authorized Signatory



                        WILMINGTON TRUST COMPANY,  not in its
                        individual capacity but solely as Trustee


                         By:
                              Name:
                              Title:



                         NEPAL GRINDLAYS BANK LIMITED



                         By:
                              Name:
                              Title:




                                                       SCHEDULE A



               FORM OF NEPAL PAYMENT REQUISITION

                             [Date]


Nepal Grindlays Bank Limited
G.P.O.  Box No. 3990
Naya Baneshwor
Kathmandu, Nepal
Attention:  J. Basnyat, Senior Manager


Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
USA
Attention:  Corporate Trust Administration


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433, United States
Attention:     Director, Power Department


DEG-Deutsche Investitions-und
Entwicklungsgesellschaft mbH
Belvederestrasse 40
D-50933
Koeln (Mungersdorf)
Federal Republic of Germany
Attention:     Infrastructure Department

Dear Sirs:

           Reference is made to the Nepal Agency and Retention Agreement (the "Agreement"), dated as of the Closing Date, among Bhote Koshi Power Company Private Limited (the "Company"), International Finance Corporation ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG"), Wilmington Trust Company, as Trustee (the "Trustee") and Nepal Grindlays Bank Limited, as Agent (the "Agent"). Capitalized terms used herein without definition shall have the meanings specified in Schedule A to the General Conditions.

           I. The Company hereby requests that, on __________, the Agent, in accordance with Section 4.2 of the Agreement, withdraw the following amounts of Rupees from the Nepal Operations and Maintenance Sub-Account and transfer such amounts to the payees indicated below:


     Payee                              Amount of Payment




      The  Company hereby requests that,  on               ,  the
Agent, in accordance with Section 4.3 of the Agreement, withdraw the following amounts of Dollars from the Nepal Dollar Sub-Account and transfer such amounts to the payees indicated below:

   Payee      Amount of Payment




The Company hereby certifies that such withdrawals and transfers are to be made to pay Operating and Maintenance Costs or Project
Costs.

          II.  The Company hereby certifies that:

                               (i)  as of the date
                    hereof no Default or Event  of
                    Default  has occurred  and  is
                    continuing which has not  been
                    waived by the Lenders [or,  if
                    a  Default  exists, specifying
                    the  nature and extent thereof
                    and what action the Company is
                    taking in respect thereto];*

                               (ii) a copy of this
                    Nepal Payment Requisition  has
                    been  timely delivered to  the
                    Trustee,  and  each   of   the
                    Lenders in accordance with the
                    provisions of the Agreement.

       The  undersigned  hereby  certifies  that  he/she  is   an
Authorized Officer of the Company, and that, as such, is authorized to execute and deliver this Nepal Payment Requisition on behalf of the Company.

                         BHOTE  KOSHI  POWER COMPANY PRIVATE LIMITED


                         Title:



                                                       SCHEDULE B


               FORM OF NEPAL DEPOSIT CERTIFICATE

                             [Date]

Nepal Grindlays Bank Limited
G.P.O.  Box No. 3990
Naya Baneshwor
Kathmandu, Nepal
Attention:  J. Basnyat, Senior Manager



Dear Sirs:

     Reference is made to the Nepal Agency and Retention Agreement (the "Agreement"), dated as of the Closing Date, among Bhote Koshi Power Company Private Limited (the "Company"), International Finance Corporation ("IFC"), DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG"), Wilmington Trust Company, as Trustee (the "Trustee") and Nepal Grindlays Bank Limited (the "Agent"). Capitalized terms used herein without definition shall have the meanings specified in Schedule A to the General Conditions.

     In accordance with Section 3.2(a), the Trustee hereby directs the Agent to withdraw the following amount from the Nepal Retention Account (Account No. 1010215481001) or, if funds in the Nepal Retention Account are insufficient, from the Nepal Reserve Sub-Account (Account No. 1010215481003), and transfer such amount to the Nepal Operations and Maintenance Sub-Account (Account No. 1010215481002): __________Rs.

     The Trustee hereby directs the Agent to withdraw the following amount from the Nepal Retention Account (Account No.
1010215481001) and transfer such amount to the Nepal Reserve Sub-
Account (Account No. 1010215481003):  __________Rs.

     The Trustee hereby directs the Agent to withdraw the following amount from the Nepal Retention Account (Account No.
1010215481001) and transfer such amount to the Nepal Petty Cash
Sub-Account (Account No. 1010215481004): __________Rs.

     The Trustee hereby directs the Agent to convert into Dollars at the earliest practicable date all Rupees remaining in the Nepal Retention Account after the foregoing transfers have been made, in accordance with the procedures set forth in the Nepal Agency and Retention Agreement, and to transfer such Dollars as
follows: (i)  to the Nepal Dollar Sub-Account: $            ;
(ii) through your correspondent bank in New York, to the Trustee
for deposit in the Offshore Retention Account: $            .
Wire transfer instructions are as follows:


     Wilmington Trust Company
     ABA Routing Number 031100092
     For Credit to Offshore Retention
       Account (Account No. 43370-0)
     Attn:  David A. Vanaskey
     Ref:  Bhote Koshi Power Company Private Limited


                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity but
                         solely as Trustee



                         By:
                             Name:
                             Title:


                                                       SCHEDULE C


         PROCEDURE FOR CONVERSION OF RUPEES TO DOLLARS

     1. Under the PPA, the Company will submit an invoice to NEA for each Contract Month (each Nepalese calendar month) on or before the fifth Business Day of each Contract Month commencing with the first full Contract Month to occur after the date of First Unit Delivery. (The Company will copy the Agent on each such invoice.) Amounts owing by NEA are denominated in Dollars and Rupees. The Dollar proportion of each payment by the NEA is made at Nepal Rastra Bank's published selling rate of exchange on the date of payment (the "Dollar Equivalency Rate").

     2. NEA is required pursuant to the PPA to pay each invoice within thirty (30) days of receipt.

     3. Fifteen (15) days prior to the scheduled receipt of such Rupee payment from NEA, the Company will submit to the Nepal Rastra Bank the application required for approval (the "NRB Approval") of the conversion of all or a portion of such payment from Rupees into Dollars and transfer of the resulting amount to the Offshore Retention Account.

     4. If such payment from NEA is received on any Business Day after 12:00 noon, Kathmandu time, or on any non-Business Day, such payment will be placed by the Agent into the Nepal Retention Account and the Agent will take the steps outlined in paragraph 5 on the next Business Day in Nepal. Amounts held on deposit in the Nepal Retention Account will be invested overnight by the Agent (whether or not specifically instructed to do so by the Company) in Cash Equivalents.

     5. If such payment from NEA is received on any Business Day before 12:00 noon, Kathmandu time, then the Agent will place in the Nepal Operations and Maintenance Sub-Account and the Nepal Reserve Sub-Account on the same Business Day the amount specified by the Trustee in a Nepal Deposit Certificate, subject to the same being received before 12:00 noon.

     6. At the direction of the Trustee, the remaining portion of such payment will be converted by the Agent into Dollars at the best rate then obtainable in the market by the Agent.
Further:

          (a) The Agent will use its best efforts to convert the remaining portion of such payment in the market at a rate at least as favorable to the Company as the Dollar Equivalency Rate. If it is able to convert the entire remaining portion of such payment at the Dollar Equivalency Rate (or a better rate), on the date of receipt of such payment, the Agent will effect such conversion immediately.

          (b) If the Agent is unable, as a consequence of a temporary decline in the market conversion rate or a temporary disruption in, or lack of sufficient depth in, the market for Rupee/Dollar exchange, to convert the entire remaining portion of such payment at a rate at least as favorable to the Company as the Dollar Equivalency Rate, then the Agent shall, upon the Company's request, immediately convert any part of the remaining portion that it is able to convert at a rate at least as favorable to the Company as the Dollar Equivalency Rate. If there is any balance remaining, the Agent will consult with the Company and if the Agent and the Company reasonably believe that the market may improve during the next seven (7) Business Days, the Agent, on the Company's request, will delay the conversion of such remaining portion and will convert it on the one or more days on or before the seventh (7th) Business Day following receipt of such payment. If the Agent and the Company do not reasonably believe that conditions may improve during the next seven (7) Business Days, then paragraph (c) below will apply.

          (c) If the Agent is unable to convert all or any part of the remaining portion of such payment under paragraphs (a) or
(b) above it will, on receipt of the Company's request accompanied by an application to Nepal Rastra Bank, apply to Nepal Rastra Bank to effect the conversion, which conversion shall be on terms directed or approved by the Trustee.

     7. On the same date the Agent effects each conversion, or if Nepal Rastra Bank effects any conversion, on the same date Nepal Rastra Bank effects such conversion, the amount of the Dollars obtained will be transferred to the Offshore Retention Account or, if the Trustee has so instructed the Agent, to the Nepal Dollar Sub-Account.

     8. Amounts of Dollars to be transferred by the Agent to the Offshore Retention Account will be credited by the Agent to its account at a correspondent bank in New York (American Express Bank, ANZ or any other bank satisfactory to the Trustee and the Company), which will transfer such amounts for value on the same day (or, if such day is not a business day in New York, on the next business day in New York) to the Offshore Retention Account; provided, that the Agent shall not be responsible for any delay in the crediting of such amounts to the Offshore Retention Account during any period in which its correspondent bank is unable, for reasons entirely beyond the Agent's reasonable control, to receive instructions from the Agent to credit the relevant amounts on such date (so long as the Agent has properly dispatched telex or other instructions and used every reasonable effort to communicate with its correspondent bank).

     9. In the event that the Agent is unable to effect a conversion hereunder from Rupees to Dollars, the Agent will, upon receipt of the direction or approval of the Trustee, convert such Rupees to convertible currencies other than Dollars, all in accordance with terms directed or approved by the Trustee.





                                                       SCHEDULE D

                          FEE SCHEDULE

In terms of Section 7.3 hereof the Company agrees to pay to the Agent the following fees:

Documentation Fee:

A front-end fee of USD $10,000 or equivalent Nepali rupees payable within thirty (30) days of signing the Agreement.

Retention Fee:

A retention fee at the rate of USD $1,500 or equivalent Nepali rupees per annum or part thereof, payable on or before the anniversary of the signing of the Agreement and every anniversary thereafter until the Agreement is terminated.

Management Fee:

A management fee of USD $6,000 or equivalent Nepali rupees per annum or part thereof payable on the day of receipt of the first payment into the Nepal Retention Account and every anniversary thereafter until the Agreement is terminated.

Remittance Fee:

A remittance fee at the rate of 0.025% of the face value of the amount being transferred in the form of draft or telegraphic transfers.

Other Charges:

Other charges as applicable payable from time to time for services rendered as per the Agent's standard tariff of charges and all out-of pocket expenses of the Agent in respect of, or incident to, the performance, execution, delivery, and enforcement of this Agreement.
_______________________________
     * No transfers requested in any Nepal Payment Requisition shall be made unless the Company certifies that no Event of Default exists, except in accordance with Article 5 of the Agreement.